Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Ebix, Inc.

We consent to the use in this Form 8-K/A of Ebix, Inc., of our report dated January 11, 2008, relating to our audit of the financial statements of Jenquest, Inc. dba Insurance Data Services as of December 31, 2006, and for the year then ended.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

January 14, 2008